UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Transfer of Listing

On May 12, 2008, the Board of Directors of Veri-Tek International, Corp. (the “Company”) approved the listing of the Company’s common stock on The NASDAQ Stock Market LLC and withdrawal from The American Stock Exchange. On May 6, 2008, the Company received a letter from The NASDAQ Stock Market LLC approving the Company’s application to list its common stock on The NASDAQ Capital Market. The Company provided The American Stock Exchange the required written notice of the Company’s intention to withdraw the listing of its common stock from The American Stock Exchange on May 13, 2008.

The shareholders of the Company recently approved changing the Company’s name to Manitex International, Inc. The Company expects to effect the name change prior to its listing on The NASDAQ Capital Market. The Company expects that its common stock will begin trading on The NASDAQ Capital Market under the new symbol “MNTX” on or about May 28, 2008. The Company’s common stock will continue to trade on The American Stock Exchange under the current symbol “VCC” until such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ Andrew Rooke
Name:	Andrew Rooke
Title:	President and Chief Operating Officer

Date: May 13, 2008